Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 6/30/2025

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.7 Billion	10/2/1995	QREARX	0.90%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	0.82%	1.81%	2.07%	-6.28%	1.57%	2.98%	5.29%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect reimbursements of certain expenses. Absent these reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, a mortality and expense risk charge, and the liquidity guarantee charge, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2015 and redeemed on June 30, 2025.

■ TIAA Real Estate Account $13,417


$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
6/15
6/17
6/19
6/21
6/23
6/25

The total returns are not adjusted to reflect the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 6/30/25)

	% of Real Estate Investments[3,4]
Industrial	35.1
Apartment	28.2
Office	16.2
Retail	13.3
Other	7.2

Properties by Region (As of 6/30/25)

	% of Real Estate Investments[3]
West	38.1
South	33.5
East	23.6
Midwest	4.2
Foreign	0.6

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2025 Continued on next page... 39 7/30/2025 8:23:30 AM 7142 Portfolio Composition (As of 6/30/25) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 64.0% Real Estate Joint Ventures 23.0% Marketable Securities - Other 5.1% Real Estate Operating Business 4.6% Real Estate Funds 3.8% Loans Receivable 3.7% Other (Net Receivable/Liability) -4.2% Top 10 Holdings5 (As of 6/30/25) % of Value of Total Investments6 Simpson Housing Portfolio 3.7% Ontario Industrial Portfolio 3.5% Fashion Show 3.1% Storage Portfolio II 2.1% The Florida Mall 2.0% Lincoln Centre 2.0% Dallas Industrial Portfolio 1.8% 1001 Pennsylvania Avenue 1.7% Seavest MOB 1.4% Great West Industrial Portfolio 1.4% Total 22.7%   Market Recap   Economic Overview and Outlook   Global forecasts continue to point to slightly slower growth in 2025, and persistent questions surrounding the U.S.’ rapidly-shifting trade policy has added additional uncertainty into the economic outlook. Economic activity remained positive in major economies in Q2 2025 but concerns over a potential slowdown in in the U.S. economy and the global impact of higher trade barrier point to slower growth in the global economy in the second half of the year. In the U.S., the Trump administration introduced sweeping tariff increases in early April on imports from nearly every major U.S. trading partner, then set a temporary moratorium on most of these tariffs while the administration seeks to reach improved terms of trade. In addition, President Trump has implemented or threatened tariffs on several industries, including steel, aluminum, copper, and pharmaceuticals. If implemented, the combination of these tariffs could push the U.S.’ tariff rate to the highest levels in over 100 years and raise concerns about the impact on the economy. Despite all the uncertainty from trade policy, U.S. GDP is estimated to have grown at a 3.0% annualized pace in Q2 2025, serving as a solid rebound from the 0.7% annualized decline in Q1. Job growth also improved to 150,000 jobs added per month in the second quarter, as stronger hiring among state and local governments helped offset some softening in the private sector. As the tariff moratoriums expire and businesses and consumers get pressured from higher import costs, however, economic growth is expected to slow down in the second half of the year. The passage of the One Big Beautiful Bill Act contains several new tax cuts, tax cut extensions, and boosts to government spending, which should translate to improved growth in 2026. On the inflation front, growth in the Consumer Price Index picked up slightly in May and June after declining at the start of the year, finishing the second quarter of 2025 at 2.7% year-over-year. Core inflation, which excludes volatile food and energy prices, also ticked up slightly to 2.9%. Current forecasts call for rising inflation in the second half of the year, driven by increased pressures from tariffs. The solid performance in job growth and economic activity has allowed the Federal Reserve to continue to pause its rate-cutting cycle as it waits to assess the magnitude of impact from policy changes. After cutting rates three times in the second half of 2024, the central bank held the federal funds rate constant throughout the first half of the year. Fed officials have signaled they anticipate further rate cuts in the second half of 2025, recognizing some emerging weakness in labor market trends, The 10- year treasury yield experienced volatile swings throughout the quarter, but finished the second quarter essentially unchanged at 4.24%. Outside of the U.S., the global economic picture also points to slowing growth. Major economies in Europe have continued to struggle in recent quarters. Weakness in Germany has been particularly persistent, as exports to the rest of the world make up a large portion of its GDP, and the outsized importance of the auto industry leave it exposed to the higher U.S. tariff regime. In the UK, fiscal challenges remain a hinderance to growth, with further budget tightening upcoming in the second half of the year. Southern European economies have performed relatively well by contrast, helped by loosening monetary policy from the European Central Bank. In Asia, China’s economy grew 5.2% year-over-year in the first quarter of 2024, down from the 5.4% pace in the first quarter but exceeding expectations of a steeper slowdown in activity. Outperformance in China continued to be driven by strong export growth to the U.S. in advance of new tariffs, however, and growth is expected to slow throughout remainder of 2025. Policymakers in China have signaled that additional monetary and fiscal stimulus is forthcoming to blunt the effects of higher U.S. tariffs on the Chinese economy. However, the U.S. is the number one export destination for Chinese goods, and deterioration in trade relations between the two economies will likely weigh on global growth in 2025.   Real Estate Market Conditions and Outlook   Despite the significant policy-related uncertainty in the broader macroeconomy, commercial real estate transaction activity improved in the second quarter of 2025 after a surge in sales at the end of 2024. According to preliminary data from Real Capital Analytics, sales of commercial properties in the U.S. totaled $110.0 billion in the second quarter, up from $104.3 billion in the first quarter and 7.0% higher than sales volume in Q2 2024. Transaction volume has now registered year-over-year gains in each of the past five quarters after slumping sales in mid-2022 and 2023. Lending standards have largely

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2025 Continued on next page... 39 7/30/2025 8:23:30 AM 7142 stabilized in recent quarters, and improved lending from both traditional and alternative lenders should help drive further transaction activity. This has also brought some stability to property values in recent quarters. Real estate values were essentially unchanged in the second quarter and are now up 3.4% from the end of the second quarter according to Green Street’s Commercial Property Price Index. Like most other asset classes, there remains some uncertainty into the outlook for commercial real estate valuations, driven by concerns about the U.S. economy and the potential impact of slower growth on real estate fundamentals. Unlike other assets classes, however, commercial real estate has already undergone a significant period of value adjustment in 2023 and early-2024. In addition, fundamentals across all major property types are set to experience a significant slowdown in construction activity and supply growth, which should provide some protection for real estate fundamentals. As a result, commercial real estate remains relatively well positioned for solid performance, especially in sectors, markets, and properties that are less exposed to trade policy volatility. The traditional office sector continues to experience softening demand, driven by the combination of structural shifts caused by remote-work trends and cyclical headwinds from the macroeconomy. Several large office tenants have announced plans for a full-time return to office, but most continue to operate in a hybrid-work environment with several reducing their office footprint. Higher-quality, recent vintage office buildings in prime locations have exhibited stronger fundamentals, benefitting from the flight to quality from office tenants. Supply growth remained historically low in the second quarter, and with little in the construction pipeline, newer-vintage office properties will enjoy a significant advantage in upcoming years. Alternatives in the office sector, such as medical outpatient buildings, face less of a threat from work-from-home shifts and benefit from significant demographic tailwinds, though recent cutbacks in Medicaid spending and life science funding have introduced another layer of uncertainty into the outlook for many of these alternatives. Fundamentals in the retail sector remained healthy in the second quarter, as limited supply growth has helped keep occupancy rates high despite a pullback in demand in the first half of the year. Retailers across several industries have already mentioned the impact of recent tariff hikes on profit margins and consumer spending showed signs of slowing in the second quarter, but grocery and other necessity- based retail tenants will likely prove to be resilient if the U.S. economy slows in the near term as expected. Over the medium and long term, well-located mixed used opportunities represent attractive investment targets for investment, particularly in dense, high-income population nodes. Moreover, the recent value adjustments in 2023 and early-2024 have translated into favorable pricing and an attractive entry point for investors. The multifamily sector enjoyed exceptional demand growth in Q2 of 2025 as the sector continues to demonstrate its ability to absorb the record amount of new supply delivered in 2023 and 2024. US apartment demand has now outpaced supply since Q2 of 2024, helping to stabilize vacancy rates in the sector. Renter household formation has been boosted in recent quarters by elevated home prices and stubbornly high mortgage rates in the U.S. economy. Domestic migration and natural population growth will play an increased role in apartment demand performance among markets in upcoming quarters, as tighter immigration policy is likely to reduce household formation in several markets. Still, demand overall is likely to remain strong and nationally supply growth in multifamily has already peaked. This should provide support to occupancy rates and rents in coming quarters after noticeable weakening in 2024. Industrial fundamentals continued to soften in the second quarter, as concerns over trade policy and the implication of higher tariffs curbed leasing activity in the sector. Net new demand industrial space turned negative in the second quarter for the first time in a decade as potentials tenants likely paused warehousing expansion plans as they await clarity on tariff impacts. Vacancy rates climbed during the quarter as a result, though continued slowing in construction activity kept sector vacancy near historical averages. Some of this weakness in demand is driven by macroeconomic uncertainty, and there is likely pent-up demand for space building in the sector. This should translate to improved leasing activity as policy parameters are defined. Over the medium and long term, industrial real estate still benefits from secular tailwinds from e-commerce which should propel demand in different phases of the cycle. However, changes in trade policy have already begun disrupting global supply chains, which will pressure industrial demand in trade-intensive markets and open opportunities for investment in others. The Account returned 0.82% in the second quarter of 2025 and 2.07% since June 30th, 2024. The Account had slight appreciation in property values in Q2 and property fundamentals remain strong. Future transaction activity will be consistent with the Account’s multi-year strategy of reducing exposure to anticipated underperforming sectors such as traditional office and regional malls, and increasing

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2025 Continued on next page... 39 7/30/2025 8:23:30 AM 7142 allocations to anticipated outperforming sectors such as housing, industrial, necessity retail and alternatives while addressing areas of strategic, material weighting divergence with benchmark.   Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of June 30, 2025, the debt had a fair value of $392.0 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of June 30, 2025, the debt had a fair value of $412.9 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of June 30, 2025, the debt had a fair value of $168.5 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of June 30, 2025, the debt had a fair value of $299.5 million. Seavest MOB is held in a joint venture with TREA SV MOB Venture I, LLC, in which the Account holds a 98.4% interest, and is presented gross of debt. As of June 30, 2025, the debt had a fair value of $153.9 million.   Real estate investment portfolio turnover rate for the Account was 3.3% as of 6/30/2025. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 6/30/2025. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2025 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   4104939-1025